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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of (i) our report dated January 31, 1996 on our audits of the consolidated financial statements and financial statement schedule of Avalon Properties, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994 and the period November 18, 1993 through December 31, 1993 and the combined financial statements of the Predecessor for the period January 1, 1993 through November 17, 1993 and (ii) our report dated December 5, 1996 on our audit of the combined statement of revenue and certain operating expenses of the Acquired Communities for the year ended December 31, 1995. In addition, we consent to the reference to our firm under the caption "Experts."



                                                      Coopers and Lybrand L.L.P.


New York, New York
February 21, 1997